SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2007

BIOMODA INC.
(Exact Name of Registrant as Specified in its Charter)

New Mexico
(State or Other Jurisdiction of Incorporation)

333-90738	85-0392345
(Commission File Number)	(I.R.S. Employer Identification No.)

8301 Washington NE, Suite 6
Albuquerque, NM 87113
(Address of Principal Executive Offices, Including Zip Code)

(505) 821-0875
(Registrant's Telephone Number, Including Area Code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election and Resignation of Registrant’s Directors

The Company is honored to announce the election of Dr. Albert Goodman to the Board of Directors of Biomoda, Inc. and Dr. Jeffrey Garwin’s resignation from the Board of Directors of Biomoda, Inc. which has been accepted with regret and deep respect. The Board of Directors and management of Biomoda, Inc. wish to express their strong appreciation to Dr. Garwin for serving on the Company’s Board of Directors.

Dr. Goodman has spent his career as a Senior Scientist at Los Alamos National Laboratories and Sandia National Laboratories. Dr. Goodman, whose research and studies include applications in Nuclear Medicine and related fields, is a scientific consultant and the holder of several technology oriented patents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOMODA, INC.

Date: March 7, 2007	By:	/s/ John J. Cousins
John J. Cousins
President

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